Exhibit 99.2

STANLEY BLACK & DECKER, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited, Millions of Dollars Except Per Share Amounts)

	Fourth Quarter		Year-to-Date
	2015	2014	2015	2014
NET SALES	$2,845.4	$2,982.5	$11,171.8	$11,338.6
COSTS AND EXPENSES
Cost of sales	1,831.2	1,931.4	7,099.8	7,235.9
Gross margin	1,014.2	1,051.1	4,072.0	4,102.7
% of Net Sales	35.6%	35.2%	36.4%	36.2%
Selling, general and administrative	610.6	658.3	2,486.4	2,595.9
% of Net Sales	21.5%	22.1%	22.3%	22.9%
Operating margin	403.6	392.8	1,585.6	1,506.8
% of Net sales	14.2%	13.2%	14.2%	13.3%
Other - net	53.8	60.5	222.0	239.6
Restructuring charges	3.7	24.4	47.6	18.8
Income from operations	346.1	307.9	1,316.0	1,248.4
Interest - net	39.7	42.2	165.2	163.6
EARNINGS FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	306.4	265.7	1,150.8	1,084.8
Income taxes on continuing operations	39.1	46.7	248.6	227.1
NET EARNINGS FROM CONTINUING OPERATIONS	267.3	219.0	902.2	857.7
Less: net earnings (loss) attributable to non-controlling interests	0.1	(0.3)	(1.6)	0.5
NET EARNINGS FROM CONTINUING OPERATIONS ATTRIBUTABLE TO COMMON SHAREOWNERS	267.2	219.3	903.8	857.2
NET LOSS FROM DISCONTINUED OPERATIONS	(1.7)	(73.5)	(20.1)	(96.3)
NET EARNINGS ATTRIBUTABLE TO COMMON SHAREOWNERS	$265.5	$145.8	$883.7	$760.9

BASIC EARNINGS (LOSS) PER SHARE OF COMMON STOCK
Continuing operations	$1.83	$1.41	$6.10	$5.49
Discontinued operations	(0.01)	(0.47)	(0.14)	(0.62)
Total basic earnings per share of common stock	$1.82	$0.94	$5.96	$4.87
DILUTED EARNINGS (LOSS) PER SHARE OF COMMON STOCK
Continuing operations	$1.78	$1.37	$5.92	$5.37
Discontinued operations	(0.01)	(0.46)	(0.13)	(0.60)
Total diluted earnings per share of common stock	$1.77	$0.91	$5.79	$4.76
DIVIDENDS PER SHARE	$0.55	$0.52	$2.14	$2.04
AVERAGE SHARES OUTSTANDING (in thousands)
Basic	145,908	155,799	148,234	156,090
Diluted	150,020	160,013	152,706	159,737

Exhibit 99.2

STANLEY BLACK & DECKER, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited, Millions of Dollars)

	January 2, 2016	January 3, 2015
ASSETS
Cash and cash equivalents	$465.4	$496.6
Accounts and notes receivable, net	1,331.8	1,396.7
Inventories, net	1,526.4	1,562.7
Assets held for sale	—	29.5
Other current assets	338.5	463.3
Total current assets	3,662.1	3,948.8
Property, plant and equipment, net	1,450.2	1,454.1
Goodwill and other intangibles, net	9,625.8	10,027.2
Other assets	570.4	419.0
Total assets	$15,308.5	$15,849.1
LIABILITIES AND SHAREOWNERS’ EQUITY
Short-term borrowings	$7.6	$7.5
Accounts payable	1,533.1	1,579.2
Accrued expenses	1,261.9	1,221.9
Liabilities held for sale	—	23.4
Total current liabilities	2,802.6	2,832.0
Long-term debt	3,836.6	3,839.8
Other long-term liabilities	2,810.1	2,665.4
Stanley Black & Decker, Inc. shareowners’ equity	5,811.6	6,429.1
Non-controlling interests’ equity	47.6	82.8
Total liabilities and equity	$15,308.5	$15,849.1

Exhibit 99.2

STANLEY BLACK & DECKER, INC. AND SUBSIDIARIES
SUMMARY OF CASH FLOW ACTIVITY
(Unaudited, Millions of Dollars)

		Fourth Quarter		Year-to-Date
		2015	2014	2015	2014
	OPERATING ACTIVITIES
	Net earnings from continuing operations	$267.3	$219.0	$902.2	$857.7
	Net loss from discontinued operations	(1.7)	(73.5)	(20.1)	(96.3)
	Depreciation and amortization	105.6	112.4	414.0	449.8
	Changes in working capital[1]	503.5	433.2	(98.0)	(9.8)
	Other	(46.5)	70.5	(15.8)	94.5
	Net cash provided by operating activities	828.2	761.6	1,182.3	1,295.9
	INVESTING AND FINANCING ACTIVITIES
	Capital and software expenditures	(131.3)	(111.6)	(311.4)	(291.0)
	Proceeds from issuances of common stock	79.5	20.3	163.5	71.3
	Net short-term (repayments) borrowings	(449.6)	(424.8)	1.2	(391.0)
	Net investment hedge settlements	25.5	3.6	137.7	(61.4)
	Cash dividends on common stock	(80.7)	(80.8)	(319.9)	(321.3)
	Purchases of common stock for treasury	(9.7)	(7.5)	(649.8)	(28.2)
	Acquisitions, net of cash acquired	(33.6)	—	(51.1)	(3.2)
	Payments on long-term debt	—	(45.7)	(16.1)	(46.6)
	Effect of exchange rate changes on cash	(52.1)	(84.0)	(132.9)	(147.1)
	Other	(4.1)	(21.3)	(34.7)	(77.0)
	Net cash used in investing and financing activities	(656.1)	(751.8)	(1,213.5)	(1,295.5)
	Increase (Decrease) in Cash and Cash Equivalents	172.1	9.8	(31.2)	0.4
	Cash and Cash Equivalents, Beginning of Period	293.3	486.8	496.6	496.2
	Cash and Cash Equivalents, End of Period	$465.4	$496.6	$465.4	$496.6

	Free Cash Flow Computation[2]
	Operating cash flow	$828.2	$761.6	$1,182.3	$1,295.9
	Less: capital and software expenditures	(131.3)	(111.6)	(311.4)	(291.0)
	Free cash flow (before dividends)	$696.9	$650.0	$870.9	$1,004.9
	Merger & Acquisition-related charges and payments[4]	14.6	36.1	83.3	152.2
	Free cash flow, normalized (before dividends)[3]	$711.5	$686.1	$954.2	$1,157.1

1	Working capital is comprised of accounts receivable, inventory, accounts payable and deferred revenue.
2,3
Free cash flow is defined as cash flow from operations less capital and software expenditures. Management considers free cash flow an important measure of its liquidity, as well as its ability to fund future growth and to provide a return to the shareowners. Free cash flow does not include deductions for mandatory debt service, other borrowing activity, discretionary dividends on the Company’s common stock and business acquisitions, among other items. Normalized free cash flow, as reconciled above, is considered a meaningful pro forma metric to aid the understanding of the Company's cash flow performance aside from the material impact of merger and acquisition-related activities.

4
Merger & Acquisition-related charges and payments relate primarily to the Black & Decker merger and Niscayah and Infastech acquisitions, including facility closure-related charges, employee-related charges and integration costs.

Exhibit 99.2

STANLEY BLACK & DECKER, INC. AND SUBSIDIARIES
BUSINESS SEGMENT INFORMATION
(Unaudited, Millions of Dollars)

	Fourth Quarter		Year-to-Date
	2015	2014	2015	2014
NET SALES
Tools & Storage	$1,830.9	$1,880.0	$7,140.7	$7,033.0
Security	538.0	589.9	2,092.9	2,261.2
Industrial	476.5	512.6	1,938.2	2,044.4
Total	$2,845.4	$2,982.5	$11,171.8	$11,338.6
SEGMENT PROFIT
Tools & Storage	$303.9	$300.6	$1,170.1	$1,074.4
Security	68.8	69.4	239.6	259.2
Industrial	85.5	80.9	339.9	350.6
Segment Profit	458.2	450.9	1,749.6	1,684.2
Corporate Overhead	(54.6)	(58.1)	(164.0)	(177.4)
Total	$403.6	$392.8	$1,585.6	$1,506.8
Segment Profit as a Percentage of Net Sales
Tools & Storage	16.6%	16.0%	16.4%	15.3%
Security	12.8%	11.8%	11.4%	11.5%
Industrial	17.9%	15.8%	17.5%	17.1%
Segment Profit	16.1%	15.1%	15.7%	14.9%
Corporate Overhead	(1.9)%	(1.9)%	(1.5)%	(1.6)%
Total	14.2%	13.2%	14.2%	13.3%

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